UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2023

Knightscope, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41248	46-2482575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1070 Terra Bella Avenue

Mountain View, California 94043

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (650) 924-1025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	KSCP	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2023, Mallorie Burak, President and Chief Financial Officer of Knightscope, Inc. (the “Company”) and its principal financial officer and principal accounting officer, resigned from her positions at the Company to pursue another professional opportunity, effective as of January 10, 2024 (the “Effective Date”). As of the Effective Date, William Santana Li, the Company’s Chairman and Chief Executive Officer will, in addition to his existing duties, re-assume the position of President of the Company.

Apoorv S. Dwivedi has accepted the position of Executive Vice President and Chief Financial Officer of the Company, effective as of January 15, 2024, or on a mutually agreed date, and is expected to be appointed as the Company’s principal financial officer and principal accounting officer at that time. Mr. Dwivedi most recently served as the Chief Financial Officer of Nxu, Inc. from January 2022 until his resignation in December 2023. Prior to his CFO role at Nxu, Dwivedi served as Director of Finance for Cox Automotive from 2019 to January 2022 where he successfully ran the Manheim Logistics business. From 2018 to 2019, he was the Director of Presales within the finance solutions group at Workiva, and from 2010 to 2017 Mr. Dwivedi served in several corporate finance roles of increasing responsibility at the General Electric Company across both the GE Capital and GE Industrial businesses. Mr. Dwivedi began his career at ABN-AMRO, N.A. and was instrumental in building one of the first data analytics teams at Sears Holdings Company. Mr. Dwivedi earned his Bachelors in Finance from Loyola University – Chicago and his MBA from Yale School of Management.

Following his commencement of employment, Mr. Dwivedi will be entitled to receive an annual base salary of $350,000, and will be eligible to receive an annual bonus based upon performance objectives or other criteria as determined by the Company’s Board of Directors (the “Board”) or its Compensation Committee (the “Compensation Committee”) in their sole discretion. Additionally, Mr. Dwivedi will be eligible to receive an initial equity award to be determined by the Board or the Compensation Committee and additional equity awards pursuant to plans or arrangements the Company may have in effect from time to time, as determined in the Board’s discretion. Upon a termination of Mr. Dwivedi’s termination without cause by the Company or resignation for good reason within one year of a change in control (the “Change in Control Period”), Mr. Dwivedi will be eligible to receive (a) a lump sum severance payment in an amount of cash equal to 1.0 times annual base salary, (b) a single lump sum payment equal to 100% of his target bonus, (c) Company paid COBRA continuation coverage until the earlier of twelve months, the date that coverage is resumed under similar plans, or the date that he ceases to be eligible for coverage, and (d) full vesting of his outstanding and unvested equity awards. Upon a termination of Mr. Dwivedi’s employment without cause or his death or disability outside a Change in Control Period, Mr. Dwivedi will be eligible to receive (a) continuing payments of severance pay of his base salary for six months, and (b) Company paid COBRA continuation coverage until the earlier of six months, the date that coverage is resumed under similar plans, or the date that he ceases to be eligible for coverage.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” about Knightscope’s future expectations, plans, outlook, projections and prospects. Such forward-looking statements can be identified by the use of words such as “should,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” “proposes” and similar expressions. Forward-looking statements contained in this Current Report on Form 8-K and other communications include, but are not limited to, statements about executive transitions and the timing thereof, and the Company’s goals, profitability, and growth. Although Knightscope believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks, uncertainties and other important factors that could cause actual results to differ materially from such forward-looking statements. These risks and uncertainties include, among other things, the risk that executive transitions may have greater costs than anticipated; that executive transitions may adversely affect the Company’s internal programs and the Company’s ability to recruit and retain skilled and motivated personnel, and may be distracting to employees and management; that executive transitions may negatively impact the Company’s business operations and reputation with or ability to serve customers; or that executive transitions may not generate their intended benefits to the extent or as quickly as anticipated. Readers are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in Knightscope’s Annual Report on Form 10-K for the year ended December 31, 2022. Forward-looking statements speak only as of the date of the document in which they are contained, and Knightscope does not undertake any duty to update any forward-looking statements, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

knightscope, INC.

Date: December 6, 2023	By:	/s/ William Santana Li
	Name:	William Santana Li
	Title:	Chief Executive Officer